UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2007

COINSTAR, INC.

(Exact name of registrant as specified in charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

COINSTAR, INC.

1800 – 114th Avenue SE

Bellevue, Washington 98004

(Address of principal executive offices) (Zip Code)

(425) 943-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 20, 2007, Coinstar, Inc. (the “Company”), as borrower, entered into a Credit Agreement providing for a senior secured revolving credit facility, with Bank of America, N.A., as administrative agent, swing line lender, and letter of credit issuer, Banc of America Securities LLC and J.P. Morgan Securities Inc., as joint lead arrangers and joint book managers, JPMorgan Chase Bank, N.A., as syndication agent, Keybank National Association, U.S. Bank National Association and Wells Fargo Bank, N.A., as co-documentation agents (the “New Credit Facility”).

The Company’s existing $310.0 million senior secured credit facility (the “Existing Credit Facility”) will be extinguished in conjunction with the New Credit Facility. The New Credit Facility provides for a $400.0 million revolving line of credit commitment, which may be used (i) for revolving loans, (ii) for swingline advances, subject to a sublimit of $25,000,000, and (iii) to request the issuance of letters of credit on the Company’s behalf, subject to a sublimit of $50,000,000. The Company may, subject to applicable conditions, request an aggregate $50,000,000 increase in the $400.0 million commitment under the New Credit Facility. The increased credit available under the New Credit Facility provides the Company with greater flexibility for future financing needs, including available funding for the GroupEx Financial Corporation acquisition previously announced in July.

The interest rates to be paid under the New Credit Facility are lower than the interest rates the Company pays under the Existing Credit Facility. The Company, subject to applicable conditions, may elect interest rates on its revolving borrowings calculated by reference to (i) the British Bankers Association LIBOR rate (the “BBA LIBOR Rate”) fixed for given interest periods or (ii) Bank of America’s prime rate (or, if greater, the average rate on overnight federal funds plus one half of one percent) (the “Base Rate”), plus a margin determined by the Company’s consolidated leverage ratio. For swing line borrowings, the Company will pay interest at the Base Rate, plus a margin determined by the Company’s consolidated leverage ratio. For borrowings made with the BBA LIBOR Rate, the margin ranges from 75 to 175 basis points, while for borrowings made with the Base Rate, the margin ranges from 0 to 50 basis points.

Pricing Grid under New Credit Facility

Applicable Rate

Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Eurodollar Rate +	Letters of Credit	Base Rate +
1	≤1.50 to 1.00	0.15	0.75	0.75	0.00
2	>1.50 to 1.00 but ≤2.00 to 1.00	0.20	1.00	1.00	0.00
3	>2.00 to 1.00 but ≤2.50 to 1.00	0.25	1.25	1.25	0.00
4	>2.50 to 1.00 but ≤3.00 to 1.00	0.30	1.50	1.50	0.25
5	>3.00 to 1.00	0.35	1.75	1.75	0.50

Pricing Grid under Existing Credit Facility

Applicable Rate

Consolidated Leverage Ratio	Commitment Fee	Eurodollar Term Loans	Eurodollar Revolving Loans (1)	Base Rate Term Loans	Base Rate Revolving Loans
>2.50 to 1.00	0.50	2.25	2.25	1.25	1.25
≤2.50 to 1.00 but ≥2.00 to 1.00	0.50	2.00	2.00	1.00	1.00
<2.00 to 1.00	0.375	2.00	1.75	1.00	0.75

(1)	Fees on outstanding letters of credit are paid at a per annum rate equal to the applicable rate then in effect with respect to Eurodollar loans under the revolving facility.

The New Credit Facility matures on November 20, 2012, at which time all outstanding borrowings must be repaid and all outstanding letters of credit must have been cash collateralized.

The New Credit Facility has covenants similar in nature to the Existing Credit Facility. The New Credit Facility provides for the payment of specified fees and expenses, including commitment fees, and contains certain loan covenants, including, among others, financial covenants providing for a maximum consolidated leverage ratio (i.e., consolidated total debt to consolidated EBITDA over a rolling prior four fiscal quarter period) and a minimum consolidated interest coverage ratio (i.e., consolidated EBITDA to consolidated interest expense over a prior rolling four fiscal quarter period), and limitations on the Company’s ability with regard to the incurrence of debt, the existence of liens, capital expenditures, stock repurchases and dividends, investments, and mergers, dispositions and acquisitions (including certain limitations relating to the GroupEx acquisition). The Company’s obligations under the New Credit Facility are guaranteed by each of the Company’s direct and indirect U.S. subsidiaries, with the exception of Folz Vending, Inc. (collectively, the “Guarantors”).

The New Credit Facility contains events of default similar to the Existing Credit Facility that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross defaults to certain other indebtedness and events constituting a change of control. The occurrence of an event of default will increase the applicable rate of interest and could result in the acceleration of the Company’s obligations under the New Credit Facility and the obligations of any or all of the Guarantors to pay the full amount of the Company’s obligations under the New Credit Facility.

Parties to the New Credit Facility have in the past performed, and may in the future perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, compensation and expense reimbursement.

The foregoing summary is qualified in its entirety by reference to the full text of the Credit Agreement attached hereto as Exhibit 10.1, which exhibit is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Concurrent with entering into the New Credit Facility (as described in Item 1.01 above), the Company terminated its Existing Credit Facility as provided for under the Credit Agreement, dated as of July 7, 2004, among the Company, as borrower, Bank of America, N.A., Keybank National Association and Wells Fargo Bank, National Association, as documentation agents, Lehman Commercial Paper Inc., as syndication agent, JPMorgan Chase Bank, as administrative agent, and the other lenders party thereto, as such agreement has been amended through the date hereof. No material termination fees or penalties were incurred by the Company in connection with the termination of the Existing Credit Facility, which was due to mature on July 7, 2011.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 8.01.	Other Events.

The Company issued a press release on November 26, 2007. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit Agreement, dated November 20, 2007, among Coinstar, Inc., as borrower, Bank of America, N.A., as administrative agent, swing line lender, and letter of credit issuer, Banc of America Securities LLC and J.P. Morgan Securities Inc., as joint lead arrangers and joint book managers, JPMorgan Chase Bank, N.A., as syndication agent, Keybank National Association, U.S. Bank National Association and Wells Fargo Bank, N.A., as co-documentation agents, and the other lenders party thereto

99.1	Press Release issued by Coinstar, Inc. dated November 26, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COINSTAR, INC.

By:	/s/ Brian V. Turner
Brian V. Turner
Chief Financial Officer

Dated: November 26, 2007

INDEX TO EXHIBITS

10.1	Credit Agreement, dated November 20, 2007, among Coinstar, Inc., as borrower, Bank of America, N.A., as administrative agent, swing line lender, and letter of credit issuer, Banc of America Securities LLC and J.P. Morgan Securities Inc., as joint lead arrangers and joint book managers, JPMorgan Chase Bank, N.A., as syndication agent, Keybank National Association, U.S. Bank National Association and Wells Fargo Bank, N.A., as co-documentation agents, and the other lenders party thereto

99.1	Press Release issued by Coinstar, Inc. dated November 26, 2007